Exhibit 10.2

PERFORMANCE FOR
STOCK OPTIONS AGREEMENT

     This PERFORMANCE FOR STOCK OPTIONS AGREEMENT (“Agreement”), is made this 27th day of September, 2006, by and between Modern Medical Modalities Corporation, a New Jersey Corporation (“The Company”), and Paul W. Harrison.

     The Company has established a plan for accelerated growth through mergers and acquisitions, and has decided that an experienced team be formed to increase the likelihood that its rapid growth plan will be achieved. The Company also realizes that stock options incentives are needed to reward each person on the team, and that the team needs a proven leader in mergers and acquisitions such as Paul W. Harrison.

     The Company desires to provide a performance based stock options allocation of 434,000 shares to Paul W. Harrison for serving as the merger and acquisition team leader, and the Company has set forth specific stock options performance criteria below to be met in order to be paid the earned portion of the allocation.

Stock Options Performance Criteria:

1.	50,000 shares are earned and exercise-able for the Company’s common stock upon the execution of the corresponding Paul Harrison Stock Option Agreement.

2.	An additional 46,000 shares are earned and exercise-able for the Company’s common stock upon the successful completion of the Company achieving $3,850,000 in new revenues based upon business obtained through external business development combinations that includes mergers and acquisitions transactions. In the event that the Company decides to accept less than the $3,850,000 in revenues (1st alternate revenues) as part of a merger or acquisition, or other acceptable business combination transaction, the number of shares shall be pro-rated by multiplying 46,000 by the percentage equal to the 1st alternate revenues divided by $3,850,000.

3.	An additional 61,000 shares are earned and exercise-able for the Company’s common stock upon the successful completion of the Company achieving the next $6,500,000 in new revenues based upon business obtained through external business development combinations that include mergers and acquisitions transactions. In the event that the Company decides to accept less than the $6,500,000 in revenues (2nd alternate revenues) as part of a merger or acquisition, or other acceptable business combination transaction, the number of shares shall be pro-rated by multiplying 61,000 by the percentage equal to the 2nd alternate revenues divided by $6,500,000.

4.	An additional 102,500 shares are earned and exercise-able for the Company’s common stock upon the successful completion of the Company achieving the next $10,200,000 in new revenues based upon business obtained through external business development combination that includes mergers and acquisitions transactions. In the event that the Company decides to accept less than the $10,200,000 in revenues (3rd alternate revenues) as part of a merger or acquisition, or other acceptable business combination transaction, the number of shares shall be pro-rated by multiplying 102,500 by the percentage equal to the 3rd alternate revenues divided by $10,200,000.

5.	An additional 174,500 shares are earned and exercise-able for the Company’s common stock upon the successful completion of the Company achieving the next $16,600,000 in new revenues based upon business obtained through external business development combination that includes mergers and acquisitions transactions. In the event that the Company decides to accept less than the $16,600,000 in revenues (4th alternate revenues) as part of a merger or acquisition, or other acceptable business combination transaction, the number of shares shall be pro-rated by multiplying 174,500 by the percentage equal to the 4th alternate revenues divided by $16,600,000.

TERM. This Agreement shall commence upon execution hereof as of the Effective Date and continue until September 26, 2011.

GOVERNING LAW. This Agreement is being entered into and shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to any conflicts of law principles.

Signed By:	/s/ Baruh Hayut	Signed By:	/s/ Paul Harrison

Title:	Chairman & CEO	Title:	Director

Effective Date:	9/27/06	Effective Date:	9/27/06